As filed with the Securities and Exchange Commission on March 23, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ALPINE IMMUNE SCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-8969493
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

188 East Blaine Street, Suite 200
Seattle, WA 98102
(Address of principal executive offices, including zip code)
2018 Equity Incentive Plan, as amended
(Full title of the plan)
Mitchell H. Gold, M.D.
Executive Chairman and Chief Executive Officer
188 East Blaine Street, Suite 200
Seattle, WA 98102
(206) 788-4545
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis
Michael Nordtvedt Bryan D. King	Paul Rickey
Wilson Sonsini Goodrich & Rosati,	Alpine Immune Sciences, Inc.
Professional Corporation	188 East Blaine Street, Suite 200
701 Fifth Avenue, Suite 5100	Seattle, Washington 98102
Seattle, Washington 98104-7036	(206) 788-4545
(206) 883-2500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ALPINE IMMUNE SCIENCES, INC.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed by Alpine Immune Sciences, Inc. (the “Registrant”) for the purpose of registering 1,500,000 shares of common stock, $0.001 par value per share, of the Registrant under its 2018 Equity Incentive Plan, as amended. Accordingly, contents of (i) the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 21, 2018 (File No. 333-225792); (ii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 18, 2019 (File No. 333-230369); (iii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 30, 2020 (File No. 333-237479); (iv) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on June 17, 2020 (File No. 333-239233); (v) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 18, 2021 (File No. 333-254446); and (vi) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 17, 2022 (File No. 333-263652), (together, the “Previous Forms S-8”), including the information incorporated by reference therein and the periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”).
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 23, 2023;
(2)All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and
(3)The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A12B (File No. 001-37449) filed with the Commission on June 16, 2015, pursuant to Section 12(b) of the Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	Incorporated by Reference		Filing Date
			File No.	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended	10-K	001-37449	3.1	March 28, 2018

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-37449	3.1	January 26, 2023

4.3	Form of Common Stock Certificate of the Registrant	10-K	001-37449	4.1	March 28, 2018

4.4	2018 Equity Incentive Plan, as amended	8-K	001-37449	10.1	June 17, 2020

4.5	Form of Stock Option Agreement under the 2018 Equity Incentive Plan	8-K	001-37449	10.2	June 14, 2018

4.6	Form of Restricted Stock Unit Agreement under the 2018 Equity Incentive Plan	8-K	001-37449	10.1	January 27, 2020

5.1+	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1+	Consent of Independent Registered Public Accounting Firm

23.2+	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1+	Power of Attorney (contained on signature page hereto)

107+	Filing Fee Tables

+	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Seattle, State of Washington, on the 23rd day of March, 2023.

Alpine Immune Sciences, Inc.

By:	/s/ Mitchell H. Gold, M.D.
Mitchell H. Gold, M.D.
Executive Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell H. Gold, M.D. and Paul Rickey as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Alpine Immune Sciences, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Gold, M.D.	Chief Executive Officer and Executive Chairman of the Board of Directors	March 23, 2023
Mitchell H. Gold, M.D.	(Principal Executive Officer)

/s/ Paul Rickey	Senior Vice President and Chief Financial Officer	March 23, 2023
Paul Rickey	(Principal Accounting and Financial Officer)

/s/ James N. Topper, M.D., Ph.D.	Director	March 23, 2023
James N. Topper, M.D., Ph.D.

/s/ Robert Conway	Director	March 23, 2023
Robert Conway

/s/ Peter Thompson, M.D.	Director	March 23, 2023
Peter Thompson, M.D.

/s/ Natasha Hernday	Director	March 23, 2023
Natasha Hernday

/s/ Christopher Peetz	Director	March 23, 2023
Christopher Peetz

Director
Xiangmin Cui, Ph.D.

/s/ Jörn Drappa, M.D., Ph.D.	Director	March 23, 2023
Jörn Drappa, M.D., Ph.D.